Exhibit 99.1

Texas Ventures Acquisition III Corp Announces the Pricing of $200,000,000 Initial Public Offering

New York, NY, April 22, 2025 (GLOBE NEWSWIRE) -- Texas Ventures Acquisition III Corp (the “Company”) announced today the pricing of its initial public offering of 20,000,000 units. The units are expected to be listed on The Nasdaq Stock Market LLC (“Nasdaq”) and begin trading tomorrow, April 23, 2025, under the ticker symbol “TVACU.” Each unit consists of one Class A ordinary share and one-half of one redeemable warrant, each whole warrant entitling the holder thereof to purchase one Class A ordinary share at a price of $11.50 per share, subject to certain adjustments. No fractional warrants will be issued upon separation of the units and only whole warrants will trade. Once the securities constituting the units begin separate trading, the Class A ordinary shares and warrants are expected to be listed on Nasdaq under the symbols “TVA” and “TVACW,” respectively. The offering is expected to close on April 24, 2025, subject to customary closing conditions. The Company has granted the underwriters a 45-day option to purchase up to an additional 3,000,000 units at the initial public offering price to cover over-allotments, if any.

The Company is a blank check company formed for the purpose of effecting a merger, amalgamation, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses. The Company may pursue an acquisition opportunity in any business, industry or geographical location. The Company’s primary focus, however, will be on targets focused on industrial technology, specifically companies implementing advanced technologies including software, mobile and IoT applications, digital and energy transition and consolidation, logistics and transportation, cloud and cyber communications as well as high bandwidth services, including LTE, remote sensing and 5G communications into the industrial sector. The Company will pursue completing a business combination with a target that presents a significant value proposition to its customer marketplace, including major cost reductions in the field, substantial returns on investment (ROI), a considerable decrease in carbon footprint, and/or vast improvements in safety, compliance, and environmental protocol.

The Company’s management team is led by E. Scott Crist, its Chief Executive Officer and Chairman of the Board of Directors (the “Board”), and R. Greg Smith, its Chief Financial Officer. The Board also includes Andrew Clark, Harvin Moore, and Aruna Viswanathan.

Cohen & Company Capital Markets, a division of J.V.B. Financial Group, LLC, is acting as the lead book-running manager, and Clear Street LLC is acting as joint book-runner for the offering.

The offering is being made only by means of a prospectus. When available, copies of the prospectus may be obtained from Cohen & Company Capital Markets, 3 Columbus Circle, 24th Floor, New York, NY 10019, Attention: Prospectus Department, or by email at capitalmarkets@cohencm.com.

A registration statement relating to the securities has been filed with the U.S. Securities and Exchange Commission (the “SEC”) and became effective on April 22, 2025. This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Forward-Looking Statements

This press release contains statements that constitute “forward-looking statements,” including with respect to the proposed initial public offering and search for an initial business combination. No assurance can be given that the offering discussed above will be completed on the terms described, or at all.

Forward-looking statements are subject to numerous conditions, many of which are beyond the control of the Company, including those set forth in the “Risk Factors” section of the Company’s registration statement and prospectus for the Company’s initial public offering filed with the SEC. Copies of these documents are available on the SEC’s website, www.sec.gov. The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

Investor Contacts

Texas Ventures Acquisition III Corp
E. Scott Crist
scott@texasventures.com
713-599-1300